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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Plans Administration Committee of
Citigroup Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-58452 and 333-51030) of Citigroup Inc. of our report dated June 25, 2004 with respect to the financial statements of Citigroup 401(k) Plan as of and for the years ended December 31, 2003 and 2002, and the related supplemental schedule, which report appears in the December 31, 2003 annual report on Form 11-K of Citigroup Inc.

/s/ KPMG LLP

New York, New York
June 25, 2004